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                                  CERTIFICATE
                            Loomis Sayles Funds II
                                 (the "Trust")

I, Paula Gilligan, Assistant Secretary of the Trust, hereby certify that the following is a true copy of the resolution adopted by the Trustees of the Trust at a meeting held on March 9, 2007:

VOTED: that the blanket bond issued by National Union Fire Insurance Company of Pittsburgh, PA providing fidelity bond protection of $18,000,000 for the series of Loomis Sayles Funds I and Loomis Sayles Funds II (the "Trusts") is hereby renewed and approved as being reasonable in form and amount, and that the Trusts' participation in the bond with the other named insureds is hereby approved for the period
         December 16, 2006 to December 15, 2007.

        Loomis Sayles Bond Fund                                 $20,707
        Loomis Sayles Fixed Income Fund                         $ 1,158
        Loomis Sayles Global Bond Fund                          $ 3,603
        Loomis Sayles Global Markets Fund                       $   242
        Loomis Sayles Growth Fund                               $ 1,029
        Loomis Sayles High Income Fund                          $   100
        Loomis Sayles High Income Opportunities Fund            $   139
        Loomis Sayles Inflation Protected Securities Fund       $    25
        Loomis Sayles Institutional High Income Fund            $   376
        Loomis Sayles Intermediate Duration Fixed Income Fund   $   110
        Loomis Sayles Investment Grade Bond Fund                $ 1,734
        Loomis Sayles Investment Grade Fixed Income Fund        $   429
        Loomis Sayles Limited Term Government and Agency Fund   $   311
        Loomis Sayles Mid Cap Growth Fund                       $   111
        Loomis Sayles Municipal Income Fund                     $   241
        Loomis Sayles Research Fund                             $    73
        Loomis Sayles Securitized Asset Fund                    $   463
        Loomis Sayles Small Cap Growth Fund                     $    61
        Loomis Sayles Small Cap Value Fund                      $ 2,084
        Loomis Sayles Strategic Income Fund                     $15,434
        Loomis Sayles Tax-Managed Equity Fund                   $    17
        Loomis Sayles Value Fund                                $   260
                                                                -------
                                                         TOTAL  $48,707
                                                                =======


                                                  /s/ Paula Gilligan
                                                  -----------------------------
                                                  Paula Gilligan
                                                  Assistant Secretary